Exhibit 99.1

Press Release - MSC.Software Announces Third Quarter Financial Results Investor Contact:

Joanne Keates Vice President, Investor Relations MSC.Software (714) 444-8551 joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

Third Quarter Ended September 30, 2007

SANTA ANA, Calif. – November 6, 2007 - MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today reported results for the third quarter ended September 30, 2007.

REVENUE

Total revenue for the third quarter ended September 30, 2007 was $57.2 million compared to $58.4 million for the third quarter last year. Software revenue for the third quarter totaled $19.9 million compared to $22.7 million for the third quarter last year. For the third quarter ended September 30, 2007, maintenance revenue totaled $31.6 million and services revenue totaled $5.7 million, compared to $28.9 million of maintenance revenue and $6.8 million of services revenue for the third quarter last year.

Total revenue for the nine months ended September 30, 2007 was $175.6 million compared to $193.7 million for the nine month period last year. Software revenue for the nine months totaled $65.9 million compared to $83.3 million for the nine month period last year. For the nine months ended September 30, 2007 maintenance revenue totaled $92.3 million and services revenue totaled $17.4 million, compared to $85.7 million of maintenance revenue and $24.7 million of services revenue for the nine month period last year. The 2006 nine month period included $2.4 million of non-recurring PLM revenue.

“The strategic product transition to simulation enterprise solutions is a journey for both MSC Software and our customers,” said Bill Weyand, CEO and Chairman of MSC software. “Recent successful enterprise transactions with industry leaders including Airbus and Audi indicate that we are making progress with this product transition.”

Press Release - MSC.Software Announces Third Quarter Financial Results

“During the month of October, we held our Virtual Product Development Conferences throughout all world regions, where we saw a record number of registrations and attendance was notably higher than last year. We believe this is an indication that our customers continue to see great value in all of our simulation product solutions,” continued Mr. Weyand.

“We believe we are seeing certain positive signs in our business activities, both with our new enterprise solutions and our software tools, and had a number of key wins in both categories in the third quarter with customers including Spirit Aerospace, Northrop Grumman and Bombardier in the Americas, Honda R&D and Mahindra Engineering in Asia Pacific, and Airbus, Audi and Eurocopter in Europe.”

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the three and nine months ended September 30, 2007 was $17.6 million and $53.3 million respectively, compared to $17.1 million and $58.0 million for the same periods last year. Total revenue in EMEA for the three and nine months ended September 30, 2007 was $21.5 million and $65.9 million, respectively, compared to $23.1 million and $74.4 million for the same periods last year. Changes in the Euro dollar increased EMEA revenue during the three and nine months of 2007 by $1.5 million and $4.9 million, respectively. In the Asia Pacific region, revenue for the three and nine months of 2007 totaled $18.1 million and $56.4 million respectively, compared to $18.2 million and $61.3 million for the same periods in 2006. Changes in the Japanese Yen decreased Asia Pacific revenue during the three and nine months of 2007 by $0.3 million and $1.7 million, respectively. The decreases in total revenue in all world geographies generally reflect decreases in software revenue from the impacts of the transition from selling engineering tools to selling enterprise solutions to our major customers in certain key industries including automotive, aerospace and manufacturing industries, decreases in services revenue due to a de-emphasis on certain low value consulting engagements, partially offset by growth in maintenance revenue.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the three and nine months ended September 30, 2007 were $46.6 million and $151.9 million, respectively, compared to $48.9 million and $142.5 million for the same periods last year. Operating income for the three months ended September 30, 2007 was $87 thousand and for the nine month period was a loss of ($9.5) million, compared to an operating loss of ($2.3) million and operating income of $5.6 million for the same periods in 2006. The operating loss for the nine months ended September 30, 2007 included restructuring and impairment charges totaling $8.9 million.

Press Release - MSC.Software Announces Third Quarter Financial Results

For the three months ended September 30, 2007, loss from continuing operations totaled $122 thousand compared to loss from continuing operations of ($1.8) million or ($0.04) per diluted share for the third quarter last year. For the nine months ended September 30, 2007, loss from continuing operations totaled ($5.1) million or ($0.12) per diluted share, compared to income from continuing operations of $2.1 million or $0.06 per diluted share for the nine month period last year.

GUIDANCE

At this time the Company will not issue guidance. The Company will evaluate its decision to provide guidance in the future, as it continues to move through this transition period and visibility improves.

CONFERENCE CALL

The Company will host a conference call to discuss the third quarter financial results today at 7:00 am pacific (10:00 am eastern). The conference call will be web cast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151. The international dial-in number to access the live call is (706) 634-4981. To participate in the live conference call, use the following conference ID code: 22241568. The conference call slide presentation will be available along with the audio web cast and at the Company’s website at http://www.mscsoftware.com/ir/.

An archived version of the audio conference call will be available until November 8, 2007 and can be accessed at: (800) 642-1687 using the conference ID code: 22241568. An archive of the conference call and slide presentation will also be available at http://www.mscsoftware.com/ir/ .

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1200 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Press Release - MSC.Software Announces Third Quarter Financial Results

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2006 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

(Financials to follow)

Press Release - MSC.Software Announces Third Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenue:
Software	$22,650	$19,874	$83,336	$65,859
Maintenance	28,946	31,632	85,713	92,272
Services	6,778	5,681	24,638	17,443

Total Revenue	58,374	57,187	193,687	175,574

Cost of Revenue:
Software	2,632	2,173	9,882	7,692
Maintenance and Services	9,206	8,281	35,753	25,422

Total Cost of Revenue	11,838	10,454	45,635	33,114

Gross Profit	46,536	46,733	148,052	142,460

Operating Expenses:
Research and Development	9,883	12,428	31,817	37,530
Selling, General and Administrative	38,810	32,912	110,074	104,956
Amortization of Intangibles	187	177	562	522
Restructuring and Other Charges	—	1,129	—	8,919

Total Operating Expenses	48,880	46,646	142,453	151,927

Operating Income (Loss)	(2,344)	87	5,599	(9,467)

Other (Income) Expense:
Interest Expense	255	300	3,329	873
Other Income, net	(1,346)	(1,834)	(3,892)	(2,464)

Total Other Income, net	(1,091)	(1,534)	(563)	(1,591)

Income (Loss) From Continuing Operations Before Provision (Benefit) For Income Taxes	(1,253)	1,621	6,162	(7,876)
Provision (Benefit) For Income Taxes	540	1,743	4,025	(2,796)

Income (Loss) From Continuing Operations	(1,793)	(122)	2,137	(5,080)

Income From Discontinued Operations, net of Income Taxes	—	—	436	1,046

Net Income (Loss)	$(1,793)	$(122)	$2,573	$(4,034)

Basic Earnings (Loss) Per Share From Continuing Operations	$(0.04)	$—	$0.06	$(0.12)

Diluted Earnings (Loss) Per Share From Continuing Operations	$(0.04)	$—	$0.06	$(0.12)
Basic Earnings Per Share From Discontinued Operations	$—	$—	$0.01	$0.02
Diluted Earnings Per Share From Discontinued Operations	$—	$—	$0.01	$0.02
Basic Earnings (Loss) Per Share	$(0.04)	$—	$0.07	$(0.09)
Diluted Earnings (Loss) Per Share	$(0.04)	$—	$0.07	$(0.09)
Basic Weighted-Average Shares Outstanding	42,872	44,219	36,416	44,026
Diluted Weighted-Average Shares Outstanding	45,420	44,219	45,594	44,026

Press Release - MSC.Software Announces Third Quarter Financial Results

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31, 2006	September 30, 2007
ASSETS
Cash and Investment	$126,001	$134,337
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,555 and $1,846, respectively	70,432	48,105
Property and Equipment, Net	19,055	19,642
Goodwill, Indefinite Lived & Other Intangibles	204,369	201,101
Other Assets	38,981	55,575

Total Assets	$458,838	$458,760

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred Revenue	$78,189	$75,240
Long-Term Debt	7,556	6,891
Other Liabilities	62,185	63,011

Total Liabilities	147,930	145,142

Net Shareholders’ Equity	310,908	313,618

Total Liabilities and Shareholders’ Equity	$458,838	$458,760

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